Exhibit 77(q)


                                    Exhibits

(a)(1) Articles of Amendment dated November 30, 2007 to the Articles of Amendment and Restatement dated May 1, 2002 with regard to the dissolution of VP International Equity Portfolio - Filed as an Exhibit to Post-Effective Amendment No. 34 to the Registrant's Registration Statement filed on Form N-1A on January 25, 2008 and incorporated by reference.

(a)(2) Articles Supplementary dated November 30, 2007 to the Articles of Amendment and Restated dated May 1, 2002 with regard to the creation of ING WisdomTree Global High-Yielding Equity Index Portfolio - Filed as an Exhibit to Post-Effective Amendment No. 34 to the Registrant's Registration Statement filed on Form N-1A on January 25, 2008 and incorporated by reference.

(e)(1) Amended Schedule A dated December 19, 2007 to the Investment Management Agreement dated March 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 34 to the Registrant's Registration Statement filed on Form N-1A on January 25, 2008 and incorporated by reference.

(e)(2) Third Amendment dated October 1, 2007 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. - Filed herein.

(e)(3) Amended Schedule A dated December 19, 2007 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. - Filed herein.